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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-67118, 333-51194 and No. 333-42452 of Generex Biotechnology Corporation and Subsidiaries (the Company) on Forms S-3, of our report dated October 7, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Restatement described in Note 17) appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2003.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Toronto, Ontario
October 29, 2003